Page 14 of 14 Pages


                                                                  EXHIBIT (99.2)


                        IDENTIFICATION AND CLASSIFICATION

Vornado Realty Trust, Vornado Realty L.P., Vornado Newkirk L.L.C. and VNK Corp., each of which is filing this Schedule 13G, may be deemed to constitute a "group" for purposes of Section 13(d)(3) under the Securities Exchange Act of 1934 with the other entities listed below. The following is a listing of these entities along with their respective beneficial ownership amounts:


Name                                           Sole Voting       Shared Voting         Aggregate
                                             and Dispositive    and Dispositive          Amount
                                                 Power               Power            Beneficially
                                                                                         Owned
--------------------------------------------------------------------------------------------------

Newkirk NL Holdings LLC                            830,390            217,418          1,047,808
Newkirk RE Holdings LLC                            143,387          2,451,762          2,595,149
Newkirk Tender Holdings LLC                      2,209,065                  0          2,209,065
Marbax Venture LLC                                  25,279                  0             25,279
AP-WIN Associates L.L.C                            133,400                  0            133,400
AP4-WEM WIN Tender LLC                              59,433                  0             59,433
AP3-WEM WIN Tender LLC                              23,319                  0             23,319
WEM-Brynmawr Associates LLC                              0          3,425,539          3,425,539
Michael L. Ashner                                        0          3,641,691          3,641,691
Apollo Real Estate Investment Fund III,                  0          3,641,691          3,641,691
L.P.
Apollo Real Estate Advisors III, L.P.                    0          3,641,691          3,641,691
Apollo Real Estate Management Fund III,                  0          3,641,691          3,641,691
L.P.
Newkirk RE Associates LLC                                0             25,279             25,279
NK-CR Holdings LLC                                       0             25,279             25,279
Newkirk Stock LLC                                        0             25,279             25,279
WEM Fund 1998 Limited Partnership                        0            133,400            133,400
WEM-WIN Tender Associates, LLC                           0             82,752             82,752
Vornado  Realty Trust                                    0          1,639,818          1,639,818
Vornado Realty L.P.                                      0          1,639,818          1,639,818
Vornado Newkirk L.L.C                                    0            277,599            277,599
VNK Corp.                                                0             48,169             48,169